UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 20, 2020

MOODY’S CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware	1-14037	13-3998945
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7 World Trade Center at 250 Greenwich Street

New York, New York 10007

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (212) 553-0300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	MCO	New York Stock Exchange
1.75% Senior Notes Due 2027	MCO 27	New York Stock Exchange
0.950% Senior Notes Due 2030	MCO 30	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02,	“Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers”

On October 20, 2020, the Board of Directors of Moody’s Corporation (the “Company”) elected Robert Fauber as the Company’s President and Chief Executive Officer, effective January 1, 2021. The Board also elected Mr. Fauber to the Board of Directors, effective October 21, 2020.

Effective January 1, 2021, Raymond W. McDaniel, Jr., the Company’s current President and Chief Executive Officer, will serve as non-executive Chairman of the Board. Henry A. McKinnell, Jr., Ph.D will step down from the Chairman position effective December 31, 2020 and will continue to serve on the Board of Directors. The Board will name one of its independent directors to serve as Lead Independent Director, effective January 1, 2021.

A copy of the press release issued by the Company on October 22, 2020 regarding Mr. Fauber’s election is furnished as Exhibit 99.1 to this report. Mr. Fauber, age 50, was appointed the Company’s Chief Operating Officer in 2019. In that role, he has overseen both Moody’s Investors Service (“MIS”) and Moody’s Analytics, as well as Strategy and Marketing for the Company. Mr. Fauber previously served as President of MIS, Managing Director of the Global Commercial Group in MIS and as Senior Vice President, Corporate Development for the Company. He joined Moody’s in September 2005.

Item 9.01,	“Financial Statements and Exhibits”

(d) Exhibits

99.1	Press release dated October 22, 2020.

104	The cover page from this Current Report on Form 8-K, formatted in Inline XBRL.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MOODY’S CORPORATION

By:	/s/ Elizabeth M. McCarroll
Elizabeth M. McCarroll
Corporate Secretary and Associate General Counsel

Date: October 22, 2020

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